UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2020

BIOSTAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (774) 233-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2020, Biostage, Inc. (the “Company”) entered into an Offer Letter (the “Offer Letter”) with Peter Chakoutis, 54, pursuant to which Mr. Chakoutis was appointed as the Vice President of Finance of the Company, and in such role Mr. Chakoutis will act as Company’s principal financial officer and principal accounting officer, effective as of February 24, 2020 (the “Effective Date”).

As previously disclosed, Mr. Chakoutis previously served as the Company’s Vice President of Finance and resigned from such role on January 17, 2020. Prior to becoming our Vice President of Finance in August 2019, Mr. Chakoutis served as our Director of Finance starting in February 2018. From 2012 to 2017, Mr. Chakoutis was employed at HeartWare, Inc., a medical device leader in developing and manufacturing miniaturized implantable heart pumps; ventricular assist devices for the treatment of advanced heart failure, serving as HeartWare’s Director of Sales Operations from 2015 to 2017 and Director of Financial Planning & Analysis from 2012 to 2015. Prior to 2000, he served in various managerial positions in the areas of financial reporting and accounting. Mr. Chakoutis has been a Certified Public Accountant in the State of Massachusetts since 1996, holds a B.S. in business administration - accounting from Norwich University, and a masters in finance from Bentley Graduate School.

Pursuant to the Offer Letter, during the term of his employment, which is anticipated to be through June 30, 2020 and may be extended by mutual agreement, Mr. Chakoutis will receive a weekly salary of $5,500 through May 15, 2020, and $5,000 thereafter, and will be eligible to participate in the Company’s benefits plans. In the event that Mr. Chakoutis is terminated for any reason other than for Cause, as such term is defined in the Offer Letter, prior to June 30, 2020, Mr. Chakoutis will receive his base salary through such date. Mr. Chakoutis will also be eligible to receive equity awards, including (I) stock awards based on performance goals, including (i) 15,000 shares of the Company’s common stock upon timely filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, (ii) 10,000 shares of the Company’s common stock upon timely filing of the definitive proxy statement for the Company’s 2020 Annual Meeting of Stockholders (or Form 10-K amendment, if applicable), and (iii) 10,000 shares of the Company’s common stock upon timely filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2020, and (II) an option to purchase 40,000 shares of the Company’s common stock, one quarter of which shall vest upon timely filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2020, and the remainder to vest in twelve (12) equal quarterly increments on the first day of each calendar quarter starting with the first calendar quarter following the timely filing of such Form 10-Q.

The foregoing description of the Offer Letter is a summary and does not purport to be complete. Such description is qualified in its entirety by reference to the text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

There are no transactions between the Company and Mr. Chakoutis that are required to be disclosed under Item 404(a) of Regulation S-K, and Mr. Chakoutis is neither related to, nor does he have any relationship with, any existing member of the Board of Directors of the Company or any executive officer of the Company.

In addition, on March 22, 2020, the Company’s Board of Directors authorized Hong Yu, 47, the Company’s President, to act as Company’s principal executive officer with respect to performing the necessary actions pertaining to the review and execution of periodic reports filed with the SEC, including Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, related financial statements and disclosures, and related certifications. Mr. Yu has been President of the Company since May 2018. Biographical and other required disclosures are included in the Form 8-K filed by the Company on May 31, 2018 which is incorporated herein by reference.

While Mr. Yu has assisted the Company’s lead investor, DST Capital, with respect to board, management and governance matters pertaining to the Company, there are no related party transactions between the Company and Mr. Yu. Mr. Yu is neither related to, nor does he have any other family relationship with, any existing member of the Board of Directors of the Company or any executive officer of the Company.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
10.1	Offer Letter by and between Biostage, Inc. and Peter Chakoutis, dated as of March 24, 2020

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSTAGE, INC.
(Registrant)

March 24, 2020	/s/ Hong Yu
(Date)	Hong Yu
President

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